Exhibit 99.1

Phio Pharmaceuticals Appoints Gerrit Dispersyn as New Chief Executive Officer Effective March 1

- CEO Geert Cauwenbergh to Retire and Remain on Board of Directors -

MARLBOROUGH, Mass., Feb. 15, 2019 / PRNewswire / -- Phio Pharmaceuticals Corp. (Nasdaq: PHIO) today announced that Gerrit Dispersyn, Dr. Med. Sc., currently President and COO, has been appointed by the Board of Directors as the Company’s new CEO, effective March 1. He will succeed Geert Cauwenbergh, Dr. Med. Sc., who will retire as CEO of the Company. Dr. Cauwenbergh will be available to support the transition and will remain as a member of the Board of Directors.

Dr. Cauwenbergh was elected President and CEO of Phio Pharmaceuticals when the business was spun-off from its parent company, then known as Galena Biopharma, Inc., in April 2012. He was also elected to serve as a member of the Board of Directors. During his tenure, he has helped guide Phio Pharmaceuticals from a platform company with products in dermatology and ophthalmology to a company developing groundbreaking immuno-oncology therapeutics.

Robert Bitterman, Chairman of the Board, said, “We are very grateful for Dr. Cauwenbergh’s past leadership, energy and vision and we are pleased he will remain a member of the Board of Directors to continue to offer guidance based on his extensive experience in the health care sector.”

Prior to his current role, Dr. Dispersyn was elected Chief Development Officer of the Company in April 2017. Over the past two years, Dr. Dispersyn has provided exemplary leadership to the research and development team at Phio Pharmaceuticals. He has been a catalyst in Phio Pharmaceuticals’ transformation into an immuno-oncology therapeutics company and has been instrumental in finalizing the clinical work in its dermatology and ophthalmology programs, with the closure and report-out of various successful clinical studies.

Dr. Cauwenbergh commented, “I am very happy that Dr. Dispersyn has accepted this new responsibility as CEO of Phio Pharmaceuticals. Since joining the Company, Gerrit has demonstrated leadership, team-building capability and an ability to relate to our shareholders and the rest of our Board. As a continuing member of the Board of Directors, I look forward to working with Dr. Dispersyn to help him build our Company into one of the leaders in immuno-oncology. Our recent financing provides cash into the third quarter of 2020 and creates a stable foundation for Dr. Dispersyn to carry out Phio’s mission.”

Dr. Dispersyn said, “I’m extremely excited and feel privileged to be appointed the next CEO of Phio Pharmaceuticals. I want to thank the Board of Directors for their vote of confidence in appointing me to this role. I look forward to advancing Dr. Cauwenbergh’s vision to develop a very promising next generation of immuno-oncology therapeutics based on our self-delivering RNAi platform.”

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About Phio Pharmaceuticals Corp.

Phio Pharmaceuticals Corp. (NASDAQ: PHIO) is a biotechnology company developing the next generation of immuno-oncology therapeutics based on its self-delivering RNAi (sd-rxRNA®) therapeutic platform. The Company's discovery and research efforts are focused on developing sd-rxRNA therapeutic compounds to be used in the context of adoptive cell transfer by targeting checkpoints or other gene targets, or to be used in immunotherapy following intratumoral injection. We aim to maximize the power of our sd-rxRNA therapeutic compounds by weaponizing therapeutic immune effector cells to attack cancer, and to make tumors more susceptible to such attacks, and ultimately provide patients battling cancers with a powerful new treatment option that goes beyond current treatment modalities. For additional information, visit the Company's website, www.phiopharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. These statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements as a result of a number of important factors, including, but not limited to, the safety and efficacy of our product candidates, future success of our clinical trials and scientific studies, expected duration of available cash runway, our ability to enter into strategic partnerships and the future success of these strategic partnerships, the availability of funds and resources to pursue our research and development projects and general economic conditions. Our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q include detailed risks under the caption "Risk Factors" that may affect our business, results of operations and financial condition. Readers are urged to review these risk factors and to not act in reliance on any forward-looking statements, as actual results may differ from those contemplated by our forward-looking statements. Phio does not undertake to update forward-looking statements to reflect a change in its views, events or circumstances that occur after the date of this release.

Contact

Phio Pharmaceuticals Corp.

ir@phiopharma.com

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